                                LICENSE AGREEMENT

     This Agreement is effective as of the latest date of signing below and is by and between Associated Universities, Inc., ("Licensor"), operator of Brookhaven National Laboratory, Upton, New York 11973, under contract with the U.S. Department of Energy, and Progenitor, Inc., having a principal place of business at 132 North Woods Blvd., Columbus, Ohio 43235 ("Licensee").

     Licensor represents that it is the owner of United States Patent No. 4,952,496 issued August 28, 1990 in the names of F. William Studier, Parichehre Davanloo, Alan H. Rosenberg, Barbara Moffatt and John J. Dunn entitled, "Cloning and Expression of the Gene for Bacteriophage T7 RNA Polymerase", any C.I.P. application(s) or divisional application(s) filed therefrom, and any patent(s) that issue thereon ("Patent Properties"), and has the right to grant the license herein granted;

     Licensee desires to secure a non-exclusive license under the aforesaid Patent Properties to use the T7 expression system in the conduct of its own research, T7 expression system here being defined to be the use of T7 RNA polymerase from the cloned gene to direct selective transcription (and translation, if appropriate) of target DNA under the control of a T7 promoter, and Licensor is willing to grant the same on the terms and conditions set forth herein;

     Accordingly, in consideration of the premises and the mutual covenants of this Agreement, the parties hereto agree as follows:

I - GRANT

     (a) Subject to the rights of the U.S. Government, as set forth more fully in the waiver document entitled "Statement of Considerations", attached hereto as ATTACHMENT A, and in the assignment from the U.S. Government to Licensor entitled "License, Assignment, and Agreement", attached hereto as ATTACHMENT B, Licensor hereby grants and agrees to grant to Licensee, for the life of this Agreement, a non-exclusive license under the aforesaid Patent Properties to use the T7 expression system in the conduct of its own research. No other use or right is hereby licensed under said Patent Properties. A separate license is required for use of the T7 expression system for any commercial manufacture, use or sale of products.

     (b) Nothing herein shall be construed to prevent Licensor from licensing any invention covered by the Patent Properties licensed hereunder to any other for the purpose of manufacturing, using or selling any such invention.

II - LICENSE FEE

     Licensee agrees to pay, as consideration for this License Grant, an initial sum of Two Thousand Dollars ($2,000.00), payable by Licensee to Licensor upon execution of this Agreement by both parties, and subsequent sums of Two Thousand Dollars ($2,000.00), per year, each payable on the respective anniversaries of the execution of this Agreement.

III - DISCLAIMER, INDEMNIFICATION AND HOLD HARMLESS

     (a) Licensor makes no representation or warranty, and no representation or warranty shall be implied with respect to the Patent License herein granted other than that Licensor has the right to grant this license. It is agreed that Licensor shall not be liable for:

     1)   the adequacy of the patent license granted hereunder; or

     2) claims that the use of the T7 expression system constitute an infringement of any property right or patent right of any third party.

     (b) It is further agreed that Licensor shall not be liable for any damages, including special or consequential damages incurred by Licensee, nor for claims for such damages or other injuries asserted against Licensee, arising out of Licensee's practice of the Grant set forth in Article I of this Agreement. Licensee shall indemnify and hold harmless Licensor from any claims, actions, judgments or awards arising out of Licensee's practice of the Grant set forth in Article I.

     (c) Licensor shall not be obligated to prosecute against any third party any suit for infringement of the aforesaid Patent Properties, licensed by it under this Agreement.

     (d) This Agreement is entered into by AUI (Licensor) in its private capacity. It is understood and agreed that the U.S. Government is not a party to this Agreement and in no manner whatsoever shall be liable for, nor assume any responsibility or obligation for, any claim, cost or damage arising out of or resulting from this Agreement or the subject matter licensed.

IV - SUCCESSOR RIGHTS

     (a) The obligations of Licensee hereunder shall run in favor of the successors, assigns or other legal representatives of Licensor.

     (b) Licensee's rights under this Agreement and the license herein granted shall not be assigned for the benefit of creditors of Licensee, or otherwise, nor shall such rights or license pass to any receiver of Licensee's assets, except for a person or corporation succeeding to the entire business and good will of Licensee as the result of a sale, consolidation, reorganization or otherwise, provided such person or corporation shall, without delay accept in writing the provisions of this Agreement and agree to become in all respects bound thereby in the place and stead of Licensee. Such rights or license shall not be otherwise transferred without the written consent of Licensor.

V - TERMINATION

     (a) If Licensee shall default in the payment of any portion of the License Fee then due, or shall commit any breach of any covenant herein contained, and shall fail to remedy any such default or breach within thirty (30) days after written notice thereof by Licensor, then Licensor may, at its option, terminate the license and all other rights herein granted, by giving notice in writing to such effect.

     (b) Licensee may terminate this license by giving written notice of such termination to Licensor, at least sixty (60) days prior to the anniversary date upon which the termination will become effective. Such termination shall not serve to pro-rate or otherwise diminish the License Fee for the year in which the notice is given.

     (c) Unless previously terminated in accordance with the foregoing provisions of this Article, this Agreement, the license granted to Licensee under the aforesaid Patent Properties and all of the rights granted to Licensee shall become effective as of the date set forth at the outset of this Agreement and shall run to the full end of the term of the patent(s) that are a part of said Patent Properties licensed hereunder, and shall thereupon expire.

VI - ADVERTISING

     Neither the granting of the license or the rights herein granted nor the acceptance of the license fee or royalty payments hereunder, shall constitute an approval of, or acquiescence in, advertising or other business practices of Licensee's, nor an approval of or acquiescence in, any use of the corporate name of Licensor, or any use of the name Brookhaven National Laboratory, or any use of the names of the inventors on the Patent Properties licensed hereunder, or any use of names of any agencies of the U.S. Government, in connection with the manufacture, advertising, use or sale of Licensee's products, and Licensor hereby expressly reserves all rights of actions with respect thereto.

VII - NOTICES

     All notices provided for in this Agreement shall be by letter or other conventional written form and shall be directed by one party to the other at its respective address, as follows, and shall be deemed to be given when such notice is received by the other party:


     Margaret C. Bogosian
     Patent Counsel
     Brookhaven National Laboratory
     Building No. 902C
     P.O. Box 5000
     Upton, New York 11973-5000


     Dr. Douglas Given
     Chief Operating Officer
     Progenitor, Inc.
     132 North Woods Blvd.
     Columbus, OH 43235

     Alternatively, such notices may be delivered to such other address or addresses as either Licensor or Licensee, respectively, may later establish by written notice to the other.

VIII - UNITED STATES GOVERNMENT EXPORT CONTROL REGULATIONS

     (a) The Export Control Regulations of the U.S. Department of Commerce prohibit, except under a special validated license, the exportation from the United States of technical data relating to certain commodities listed in the Regulations, unless the exporter has received certain written assurance from the foreign importer. In order to facilitate the exchange of technical information under this Agreement, Licensee therefor hereby gives its assurance to Licensor that it will comply with all of the requirements of the U.S. Export Control Regulations.

     (b) Violation of the U.S. Export Control laws or regulations by Licensee shall constitute grounds for Licensor, in its sole discretion, to terminate this license agreement. Failure to obtain any needed export control license may result in criminal liability under the United States law.

IX - APPLICABLE LAW

     This Agreement shall be construed, interpreted and applied in accordance with the laws of the United States and of the State of New York.

X - INTEGRATION CLAUSE

     This Agreement contains the entire and only agreement between the parties and it supersedes all pre-existing agreements between such parties respecting the subject matter hereof; and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon either party.

     The parties hereto have duly executed this Agreement.


LICENSOR:

ASSOCIATED UNIVERSITIES, INC.


By  /S/THOMAS J. DAVIN, JR.
   --------------------------------
      Thomas J. Davin, Jr.

Title     Vice President - Corporate Affairs
          ----------------------------------


Date 6-8-94


LICENSEE:

PROGENITOR, INC.


By /S/WILLIAM E. TANNER
   --------------------------------
      William E. Tanner

Title     Vice President
          --------------


Date 5/27/94

                                  ATTACHMENT A


                           STATEMENT OF CONSIDERATIONS


     WAIVER REQUEST BY ASSOCIATED UNIVERSITIES INC. (AUI) OPERATOR OF BROOKHAVEN NATIONAL LABORATORY (BNL) FOR AN IDENTIFIED INVENTION ENTITLED "CLONING AND EXPRESSION OF THE GENE FOR BACTERIOPHAGE T7 RNA POLYMERASE" DOE CASE NO. S-64,618 W(I)-86-027


Associated Universities' request is for a waiver of domestic rights to the above identified invention for which a patent application has been filed by DOE. A copy of AUI's waiver petition is attached hereto. As set forth in their petition of May 13, 1985, Associated Universities has had ongoing negotiations with several companies directed towards the exclusive licensing of this invention in particular fields of use. These licenses are intended to take the basic technology from the laboratory to practical application which will require substantial private investment. The willingness of private companies to develop the invention in particular a field is demonstrated by their investing in examining the clones at their own expense by obtaining the test package made available by BNL as set forth in the attached letter of February 12.

By the attached letter of April 7, 1986, AUI has set forth procedures it will utilize to assure that each licensee will pursue development of this invention. This will include providing in each license a certification of intent to develop the invention. AUI has an interest in assuring development by the licensee because of its own financial investment and its desire to receive royalties.

A patent application on this invention was filed on March 26, 1984. In order to include new work covered by disclosure S-60,863 within the application, a continuation-in-part application S-64,618 has been filed with the original case abandoned. The waiver request as set forth in the attached letter of March 14 1986 is for the invention claimed in the new application.

AUI has agreed that this waiver shall be subject to any terms and conditions included within their contract in the future to implement Public Law 98-620. This will make the rights obtained in this invention consistent with those to be obtained in inventions under P.L. 98-620. Reimbursement to DOE for all costs related to patent prosecution of the above invention shall be provided by AUI.

The subject matter of these inventions is not classified or sensitive under section 148 of the Atomic Energy Act of 1954 (42 U.S.C. 2168) as amended, or under Directive 5230.25, nor were the inventions made under the Uranium Enrichment or Civilian High Level Nuclear Waste and Spent Fuels Programs.

Accordingly, in view of the statutory objectives to be obtained and the factors to be considered under DOE statutory waiver policy, all of which have been considered, it is concluded that a waiver to the invention identified above will best serve the interest of the United States and general public and that the waiver should be granted.


In view of the considerations and objectives for waiver set forth in DOE PR 9-9.109-6, all of which have been considered, it is believed that a waiver to the identified invention described above will best serve the United States and general public and is therefore recommended that the waiver be granted.

                    /S/PAUL A. GOTTLIEB
                    -------------------------
                    Paul A. Gottlieb
                    Assistant Chief
                    Office of Patent Counsel


                    Date:  4-8-86


Based on the foregoing Statement of Considerations, it is determined that the interest of the United States and the general public will best be served by a waiver of patent rights in the invention described above and therefore the waiver is granted.


CONCURRENCE:                  APPROVAL:


/S/ANTIONETTE JOSEPH               /S/RICHARD E. CONSTANT
- ------------------------------     -------------------------
Ms. Antionette Joseph              Richard E. Constant
Director of Office of Field        Assistant General Counsel for
  Operations Management              Patents, HQ
Office of Energy Research


Date:  4/17/86                     Date:  4/17/86

                          SMALL BUSINESS CERTIFICATION

Please check the appropriate statement below, and return to the address indicated below for AUI license administration records:


_X_ Licensee identified below is a "Small Business Concern" as that term is defined by the Small Business Administration of the U.S. Government.


___ Licensee identified below is NOT a "Small Business Concern" as that term is defined by the Small Business Administration of the U.S. Government.



Acknowledged by /S/DOUGLASS GIVEN         Date June 28, 1994
                ------------------------


On behalf of Licensee,           Progenitor, Inc.
                       --------------------------------
                              (name of Licensee)


Please return this certification to:


     Office of Technology Transfer
     Brookhaven National Laboratory
     Bldg. 902C
     Upton, NY  11973

                                                                    ATTACHMENT B


                        LICENSE, ASSIGNMENT AND AGREEMENT


Title:    CLONING AND EXPRESSION OF THE GENE FOR BACTERIOPHAGE T7 RNA POLYMERASE


Inventors:  F. William Studier, et al.
Serial No.:  002,408                    Filing Date:  (U.S.):  December 29, 1986
Contractor:  Associated Universities
DOE Contract No.:  DE-AC02-76CH00016
Foreign Applications filed in or intended to be filed at Contractor's expense in (countries): None

     (1) Whereas the Associated Universities, Inc. (herein called "AUI") has requested a waiver of title by the Government of the United States of America, and the Government has granted such waiver by the attached waiver instrument dated April 17, 1986 with respect to the invention entitled "Cloning and Expression of the Gene For Bacteriophage T7 RNA Polymerase" identified by DOE Case No. S-64,618, on which U.S. Patent Application, Serial No. 002,408 was filed on 12/29/86 and in which the Government has rights pursuant to Contract No. DE-AC02-76CH00016; and

     (2) Whereas such waiver provides that the waiver shall be subject to any terms and conditions to be included in Contract No. DE-AC02-76CH00016 in the future to implement Public Law 98-620;

     (3) Whereas the United States Department of Energy has the right and authority to assign and transfer to AUI the entire right, title, and interest in and to said invention, patent(s) and patent application(s) as herein set forth;

     (4) Whereas the Government desires to confirm, of record, certain license and other rights in and to the said invention and any patent(s) or patent application(s) thereon;

     (5) Now, therefore, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Government of the United States, as represented by the United States Department of Energy, hereby assigns and transfers to AUI the entire right, title, and interest in and to said invention, patent(s) and patent application(s) retaining for the Government of the United States of America and its agencies and instrumentalities, a nonexclusive, nontransferable, irrevocable paid-up license in each patent application filed in any country on said invention and any resulting patent, including each patent claiming the filing date priority of the aforesaid patent application, to practice and have practiced, for or on behalf of the Government of the United States of America any invention covered by such patent application or patent.

     (6) AUI hereby confirms the Government's rights in so far as they are set forth in the aforesaid waiver instrument and as they are to be included in said contract to implement Public Law 98-620, and agrees that any license, assignment, or other conveyance made by AUI of a right or interest with respect to said invention(s) or said patent application(s) or patent(s) shall be subject thereto.

     Approved and granted on behalf of the Government of the United States.


                              UNITED STATES DEPARTMENT OF ENERGY

                              By /S/ RICHARD E. CONSTANT
                                 -----------------------------------------------

                              Title  Assistant General Counsel for Patents, HQ
                                   ---------------------------------------------

                              Date
                                   ---------------------------------------------

Witness:

/S/

     Approved, accepted and consented to this 9th day of March, 1987.

(SEAL)

ATTEST:                                            ASSOCIATED UNIVERSITIES, INC.
                                                   -----------------------------

/S/                                                By /S/ JEROME HUDIS
                                                      --------------------------

                                                   Its    Vice President
                                                      --------------------------

                           STATEMENT OF CONSIDERATIONS


     WAIVER REQUEST BY ASSOCIATED UNIVERSITIES INC. (AUI) OPERATOR OF BROOKHAVEN NATIONAL LABORATORY (BNL) FOR AN IDENTIFIED INVENTION ENTITLED "CLONING AND EXPRESSION OF THE GENE FOR BACTERIOPHAGE T7 RNA POLYMERASE" DOE CASE NO. S-64,618 W(I)-86-027


Associated Universities' request is for a waiver of domestic rights to the above identified invention for which a patent application has been filed by DOE. A copy of AUI's waiver petition is attached hereto. As set forth in their petition of May 13, 1985, Associated Universities has had ongoing negotiations with several companies directed towards the exclusive licensing of this invention in particular fields of use. These licenses are intended to take the basic technology from the laboratory to practical application which will require substantial private investment. The willingness of private companies to develop the invention in particular a field is demonstrated by their investing in examining the clones at their own expense by obtaining the test package made available by BNL as set forth in the attached letter of February 12.

By the attached letter of April 7, 1986, AUI has set forth procedures it will utilize to assure that each licensee will pursue development of this invention. This will include providing in each license a certification of intent to develop the invention. AUI has an interest in assuring development by the licensee because of its own financial investment and its desire to receive royalties.

A patent application on this invention was filed on March 26, 1984. In order to include new work covered by disclosure S-60,863 within the application, a continuation-in-part application S-64,618 has been filed with the original case abandoned. The waiver request as set forth in the attached letter of March 14 1986 is for the invention claimed in the new application.

AUI has agreed that this waiver shall be subject to any terms and conditions included within their contract in the future to implement Public Law 98-620. This will make the rights obtained in this invention consistent with those to be obtained in inventions under P.L. 98-620. Reimbursement to DOE for all costs related to patent prosecution of the above invention shall be provided by AUI.

The subject matter of these inventions is not classified or sensitive under section 148 of the Atomic Energy Act of 1954 (42 U.S.C. 2168) as amended, or under Directive 5230.25, nor were the inventions made under the Uranium Enrichment or Civilian High Level Nuclear Waste and Spent Fuels Programs.

Accordingly, in view of the statutory objectives to be obtained and the factors to be considered under DOE statutory waiver policy, all of which have been considered, it is concluded that a waiver to the invention identified above will best serve the interest of the United States and general public and that the waiver should be granted.

In view of the considerations and objectives for waiver set forth in DOE PR 9-9.109-6, all of which have been considered, it is believed that a waiver to the identified invention described above will best serve the United States and general public and is therefore recommended that the waiver be granted.

                                                   /S/PAUL A. GOTTLIEB
                                                   -----------------------------
                                                   Paul A. Gottlieb
                                                   Assistant Chief
                                                   Office of Patent Counsel


                                                   Date:  4-8-86


Based on the foregoing Statement of Considerations, it is determined that the interest of the United States and the general public will best be served by a waiver of patent rights in the invention described above and therefore the waiver is granted.


CONCURRENCE:                                       APPROVAL:


/S/ANTIONETTE JOSEPH                               /S/RICHARD E. CONSTANT
- ---------------------                              -----------------------------
Ms. Antionette Joseph                              Richard E. Constant
Director of Office of Field                        Assistant General Counsel for
  Operations Management                              Patents, HQ
Office of Energy Research


Date:  4/17/86                                     Date:  4/17/86


                                       16